UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2007 (May 9, 2007)
Date of Report (Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-120412	58-2342021
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718
New York, NY 10170
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On May 9, 2007, the Company entered into the material agreements described under Item 3.02 below.

Item 3.02: Unregistered Sales of Securities

On May 9, 2007, the Company entered into subscription agreements with 28 individual investors for an offering of $3.375 million in consideration for 3,375 shares of Series A-2 Cumulative Convertible Preferred Stock, (the “Series A-2 Preferred Stock”). In addition, the Company issued warrants to purchase 2,033,133 shares of common stock exercisable at $.83 per share. The offering was made in reliance on Rule 506 of Regulation D as promulgated by the United States Securities Exchange Commission under the Securities Act of 1933, as amended.

The proceeds of the offering will primarily be used to support sales and marketing efforts for the consumer and corporate VOIP services. The entire offering, which was for up to 7,000 shares of series A-1 and Series A-2 Preferred Stock has now been concluded. The Company has the right to sell up to an additional 3,000 shares as part of its over allotment option.

The terms of the Series A-2 Preferred Stock provide that it will pay dividends at 8% and will be convertible into Fusion’s common stock at a fixed conversion price of $.83 per share, which represents a 20% premium over the average closing price of the common stock three days prior to the closing date of the transaction. Investors will also receive warrants equal to 50% of the shares issuable upon conversion. The warrants will have a fixed exercise price of $.83 per share.

The Company is obligated to use its best efforts to file a registration statement with the Securities and Exchange Commission including the shares issuable upon conversion of the Series A-1 and A-2 Preferred Stock and the warrants within 90 days of the date hereof.

The investors include the Company’s Chairman, CEO, Treasurer, and several members of the Company’s Board of Directors and executive management.

Item 8.01: Other Events

In connection with the offering, the Company created a new class of preferred stock (Series A-2 Preferred Stock, $.01 par value). The Certificate of Designation with respect to the Series A-2 Preferred Stock is filed as an exhibit hereto. The Company has also issued a press release entitled “Fusion Completes Final Round of $7.25 Million Financing”, which is also filed as an exhibit hereto.

Item 9.01: Financial Statements and Exhibits

10.1	Form of Subscription Agreement

10.2	Form of Warrant

10.3	Certificate of Designation of the Rights and Preferences of the Series A-2 Preferred Stock.

99.1	Press Release issued by Fusion Telecommunications International, Inc., dated May 9, 2007, entitled “Fusion Completes Final Round of $7.25 Million Financing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.
By:	/s/ Mathew D. Rosen Matthew D. Rosen, President and Chief Executive Officer

May 9, 2007